UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2022

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address of Principal Executive Offices and Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 4, 2022, The Walt Disney Company (the “Company”) entered into (i) a 364-Day Credit Agreement, among the Company, as borrower, TWDC Enterprises 18 Corp. (“TWDC Enterprises”), as guarantor, the lenders party thereto, and Citibank, N.A., as designated agent, which provides for advances to be made available to the Company in an aggregate principal amount of up to $5.25 billion (the “new 364-Day Credit Agreement”), and replaces the Company’s $5.25 billion 364-Day Credit Agreement, dated as of March 5, 2021, (ii) a Five-Year Credit Agreement, among the Company, as borrower, TWDC Enterprises, as guarantor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as designated agent, which provides for advances to be made available to the Company in an aggregate principal amount of up to $4 billion and includes a sublimit of up to $500 million to be available for the issuances of letters of credit (the “new $4 billion Five-Year Credit Agreement”), and replaces TWDC Enterprises’ $4 billion Five-Year Credit Agreement, dated as of March 9, 2018; and (iii) a First Amendment to the existing Five-Year Credit Agreement, dated as of March 6, 2020, among the Company, as borrower, TWDC Enterprises, as guarantor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as designated agent, which provides for advances to be made available to the Company in an aggregate principal amount of up to $3 billion (the “amended $3 billion Five-Year Credit Agreement” and together with the new 364-Day Credit Agreement and the new $4 billion Five-Year Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”). Each Credit Agreement is unsecured and includes a guarantee by TWDC Enterprises of the Company’s payment obligations, which guarantee is subject to release and discharge upon certain circumstances. The Credit Agreements support the Company’s commercial paper borrowings and are available for other general corporate purposes.

The new 364-Day Credit Agreement will expire on March 3, 2023. The Company has the option to extend the maturity date of all or a portion of advances outstanding at the time of maturity to March 4, 2024.

The new $4 billion Five-Year Credit Agreement will expire on March 4, 2027.

The amendment to the $3 billion Five-Year Credit Agreement, among other things, amends the agreement to include benchmarks to replace LIBOR and to align the interest rate provisions with the new $4 billion Five-Year Credit Agreement (as further described below). The amended $3 billion Five-Year Credit Agreement will expire on March 6, 2025.

Borrowings under each of the Credit Agreements bear interest, at the Company’s election, at (a) (i) for Advances denominated in Dollars, Adjusted Term SOFR, (ii) for Advances denominated in Euro, the EURIBO Rate, (iii) for Advances denominated in Yen, the TIBO Rate, and (iv) for Advances denominated in Sterling, Daily Simple SONIA, plus, in each case, an interest rate spread based on the Company’s public debt rating that ranges between 0.625% and 1.000% and (b) for Base Rate Advances (denominated in Dollars), the Base Rate plus an interest rate spread of 0.000%. Capitalized terms used, but not defined in the immediately preceding sentence, have the meanings ascribed to each in the respective Credit Agreement. Each of the Credit Agreements also provides a mechanism to replace the interest rate benchmark if the applicable benchmark is no longer available. Advances under each Credit Agreement may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of Term SOFR, EURIBOR or TIBOR borrowings.

Each of the Credit Agreements, like the former respective facilities, contains customary affirmative and negative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other information, payment of taxes, maintenance of existence, compliance with laws, and limitations on mergers. Each Credit Agreement also requires the Company to maintain a minimum ratio of Consolidated EBITDA to Consolidated Interest Expense (as such term is defined in the respective Credit Agreement) of 3.00 to 1.00 as of the last day of each period of four consecutive fiscal quarters.

Each of the Credit Agreements, as with the respective former facilities, contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, bankruptcy and related events, material judgments and the failure of the guaranty to be in full force and effect (other than as permitted under such Credit Agreement). Each Credit Agreement provides that if an event of default occurs under such Credit Agreement, then the lenders under such Credit Agreement may, among other things, declare all amounts owing under such Credit Agreement immediately due and payable. Each of the Credit Agreements, as with the former facilities, specifically excludes certain entities, including certain entities related to Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.

The foregoing description of the new 364-Day Credit Agreement, the new $4 billion Five-Year Credit Agreement and the amended $3 billion Five-Year Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the new 364-Day Credit Agreement, the new $4 billion Five-Year Credit Agreement and the amended $3 billion Five-Year Credit Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	364-Day Credit Agreement dated as of March 4, 2022, among The Walt Disney Company, TWDC Enterprises 18 Corp., the lenders party thereto, and Citibank, N.A., as designated agent

10.2	Five-Year Credit Agreement dated as of March 4, 2022, among The Walt Disney Company, TWDC Enterprises 18 Corp., the lenders party thereto, and JPMorgan Chase Bank, N.A., as designated agent

10.3	First Amendment dated as of March 4, 2022 to the Five-Year Credit Agreement dated as of March 6, 2020, among The Walt Disney Company, TWDC Enterprises 18 Corp., the lenders party thereto, and JPMorgan Chase Bank, N.A., as designated agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2022

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Assistant Secretary